UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2005

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 26, 2005, Frank Cianciotta, a member of the Board of Directors of Gensym Corporation since 2003, voluntarily resigned as a member of the board effective on October 26, 2005. There are no disagreements between Mr. Cianciotta and Gensym on any matters relating to Gensym’s operations, policies or practices. Mr. Cianciotta was a member of the board’s Technology and Planning Committee.

On October 26, 2005, the Board of Directors of Gensym elected Robert Ashton as a class II director of Gensym with an initial term expiring at Gensym’s 2007 annual meeting. Upon his election, Gensym granted Mr. Ashton a stock option to purchase 10,000 shares of Gensym’s common stock with an exercise price of per share of $1.90, the closing price of Gensym’s common stock on the OTC Bulletin Board on October 26, 2005. Mr. Ashton has been named to serve on the board’s Technology and Planning Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date:  October 28, 2005

By:  /s/    Kim A. Mayyasi

Name:  Kim A. Mayyasi

Title:  President and Chief Executive Officer